UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 20, 2007
NOBLE CORPORATION
(Exact name of registrant as specified in its charter)

CAYMAN ISLANDS	001-31306	98-0366361

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13135 South Dairy Ashford, Suite 800 Sugar Land, Texas	77478

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 276-6100

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) On September 25, 2007, Noble Corporation (the “Company”) filed a Current Report on Form 8-K (the “Report”) to report, among other things, that William A. Sears assumed the positions of Chairman of the Board, President and Chief Executive Officer of the Company on an interim basis pending the Company’s appointment of a successor President and Chief Executive Officer. At the time of that filing, the information called for by Item 5.02(c)(3) had not been determined. As permitted by Instruction 2 to Item 5.02, the Company stated in the Report that it would file an amendment to the Report containing such information within four business days after its determination. The compensation arrangement for Mr. Sears was authorized and approved by the Compensation Committee of the Board of Directors of the Company (the “Committee”) on October 25, 2007. This Form 8-K/A is being filed to provide the required additional information.
     Mr. Sears will receive an annual salary at the rate of $850,000 commencing as of September 20, 2007, which is the effective date of his appointment as an officer of the Company. Mr. Sears is eligible to participate in the Noble Corporation 2007 Short Term Incentive Plan (“STIP”), with participation in STIP at a target award level of 100 percent. Any STIP award made to Mr. Sears for the 2007 plan year will be prorated based on the length of time that he serves as an officer of Noble Corporation during 2007. For additional information on STIP, see “Compensation Discussion and Analysis” on pages 16 and 17 of the Company’s definitive proxy statement dated March 14, 2007 and Item 5.02(e) of the Company’s Current Report on Form 8-K filed on May 1, 2007, which are incorporated herein by reference.
     In connection with Mr. Sears’ appointment, the Committee authorized and approved the award of 23,081 time-vested restricted shares on October 25, 2007, a portion of which (6,060 shares) was awarded in recognition of shares that he would have otherwise received on the same date had he still been a non-employee director. This award vests one-third per year over three years commencing on the first anniversary of the award. These restricted shares were awarded under the Noble Corporation 1991 Stock Option and Restricted Stock Plan, which has previously been approved by the holders of ordinary shares of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION
Date: October 31, 2007	By:	/s/ Julie J. Robertson
Julie J. Robertson,
Executive Vice President and Corporate Secretary